EXHIBIT 99.1

ASP Isotopes Inc. Announces that a Subsidiary of Renergen Limited Has Entered into its First Take-or-Pay

Contract for the Supply of Contained Helium to be Produced at the Virginia Gas Project in South Africa

Tetra4, a subsidiary of Renergen and the developer of the Virginia Gas Project, has entered into its first take-or-pay contract to supply contained helium to an Asian industrial gases company, establishing a multi-year contracted cash flow supporting Phase 1 commercial operations, which remain targeted for the third quarter of 2026.

The helium sale and purchase agreement, which is a five-year take-or-pay contract, is priced at greater than $600/MCF of contained helium.

The Company is in discussions with multiple other potential customers and expects to complete contracting for Phase 1 volumes of up to 70 MCF/day of helium during the third quarter of 2026.

The Company is expecting to start construction on Phase 2 during 2H 2026. Phase 2 is approximately 13 times the size of Phase 1 and is expected to benefit from Tetra4’s conditional approval for up to $750 million of senior debt financing, comprised of up to $500 million from the U.S. DFC and up to $250 million from Standard Bank.

DALLAS, June 23, 2026 (GLOBE NEWSWIRE) - ASP Isotopes Inc. (NASDAQ: ASPI) (“ASP Isotopes” or the “Company”), an advanced materials company focused on developing technologies and processes for the production of critical materials used in multiple industries, today announced that Tetra4 Proprietary Limited, a subsidiary of Renergen Limited and the developer of the Virginia Gas Project, has entered into its first contract for the sale of liquid helium to be produced at the Virginia Gas Project in the Free State, South Africa.

“After receiving numerous enquiries, our team recently spent time meeting customers in Asia where there is a clear urgent need for an additional supplier of helium,” said Paul Mann, Executive Chairman and Chief Executive Officer of ASP Isotopes. “We look forward to completing the construction of Phase 1 and starting to supply customers at a point in time when geopolitical issues have greatly constricted the supply of this critical material.”

The helium sale and purchase agreement is a five-year, take-or-pay contract with an Asian industrial gases company at an initial base price per unit of greater than $600/MCF of contained helium, on an all-in plant-gate basis, and represents approximately 15% of the project’s expected Phase 1 nameplate capacity. Phase 1 is expected to produce approximately 2,500 GJ/day of liquefied natural gas (LNG) and approximately 70 MCF/day of liquid helium, with commercial production expected to commence during the third quarter of 2026.

The Company is in active discussions with additional potential customers regarding offtake of both LNG and liquid helium from both Phase 1 and Phase 2. The Company expects to complete contracting for the offtake of expected Phase 1 volumes during the third quarter of 2026 and commence contracting for a significant portion of expected Phase 2 volumes during the second half of 2026.

Operational Progress at the Virginia Gas Project

Since restarting operations in April 2025 — following bridge loan funding provided by ASP Isotopes prior to the completion of the Renergen acquisition — the project has advanced materially across drilling execution, gas production and plant readiness. The drilling program for Phase 1 of the Virginia Gas Project achieved its required cumulative nameplate flow rate in March 2026. The remaining activities to ramp up production to full capacity are now primarily engineering-oriented tasks with considerably fewer uncertainties.

The recent drilling success is primarily attributable to the post-restart engagement of Kinley Exploration, a U.S.-based company with expertise in independent exploration, well design, drilling and reservoir modelling, to support seismic interpretation, reservoir modelling, well placement, well design and drilling execution. Kinley’s involvement has optimised current drilling approaches and has bolstered target selection and well design. Recent drilling successes have seen gas flow rates up to 16 times that achieved in some of the earlier wells.

During the next few months, the team plans to tie in the new wells with the processing plant. Once all the wells have been completed and made production ready with tie-in to the gas network, the total flow is expected to meet or exceed Phase 1’s nameplate capacity. Production is expected to be increased to match our customers’ demand and ability to off-take the product.

Helium Market: A Critical Supply Disruption

Following the acquisition of Renergen, the Company is focused on the long-term development of helium production at the Virginia Gas Project. With the targeted completion of Phase 1 of the Virginia Gas Project during the third quarter of 2026 and the commencement of Phase 2 thereafter, the Company plans to emerge as a significant producer of liquid helium, and a vital contributor to diversifying worldwide helium supply.

The helium market is characterized by a concentrated group of producers, many of which are located in geopolitically sensitive areas, such as Qatar and Russia, making it vulnerable to supply disruptions. Qatar is responsible for more than 25% of the world’s liquid helium production. The recent closure of the Strait of Hormuz has put immediate and considerable pressure on the supply of this unique critical material. Reports from local press in Qatar indicate that Ras Laffan, Qatar's primary LNG and liquid helium facility, has sustained damage from drone and missile strikes. The duration of this supply restriction remains uncertain. Early indications are that repairs may take anywhere from several weeks to several months, but until the full extent of the damage has been assessed, helium markets are likely to remain squeezed.

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According to the U.S. Geological Survey, in 2025 Qatar supplied approximately 2.3bn scf of helium, which is almost a third of global supply. Whilst the Strait of Hormuz remains closed or restricted, the annual deficit of helium supply to the world is expected to increase and result in upward pressure on pricing. According to media reports, around 17% of total LNG export capacity from Qatar has been affected with repairs expected for around three to five years, which is likely to translate to a similar reduction in long-term helium supply from the nation. The availability of iso-containers, which are used to transport the helium, is likely to be constrained as they are held up within the Persian Gulf, which may significantly impact supply chains in other jurisdictions due to the reduction in the number of helium iso-containers in circulation.

In April 2026, Russia introduced export controls on helium to maintain a stable supply to its domestic market and certain Asian economic partners. Russia is the world’s third-largest helium producer behind Qatar and the United States, with an approximate 20% global market share, according to 2025 U.S. Geological Survey data. We believe these export controls are likely to show their effect on the global market during the second half of 2026.

The world has experienced several previous helium supply crises during the past 20 years, during which market prices have reached in excess of $1,000/MCF. The Virginia Gas Project has historically assumed an average selling price significantly below such levels in its planning, based on a mix of long-term contracts and spot sales, with spot sales generally trading at a substantial premium to contracted rates. South Africa remains geopolitically neutral, hence the conditional funding support from the U.S. government, which we believe makes the Company’s project one of the leading candidates for key industries to diversify their critical helium supplies. The recent events in the Middle East have also had a material impact on global LNG prices.

Phase 1 and Phase 2 Production Targets

Phase 1 is expected to produce approximately 2,500 GJ/day of LNG and approximately 70 MCF/day of liquid helium. Phase 2, which carries a 44-month build timeline after the expected completion of Phase 1, is targeted to scale production to about 34,000 GJ/day of LNG and 900 MCF/day of liquid helium.

About ASP Isotopes Inc.

ASP Isotopes is developing a differentiated isotope enrichment platform to strengthen global supply chain access to critical materials used in nuclear medicine, next-generation semiconductors, and nuclear energy. The Company’s proprietary technologies, the Aerodynamic Separation Process (“ASP technology”) and Quantum Enrichment (“QE technology”), are designed to enable the production of isotopes for a range of industrial and advanced technology applications. ASP Isotopes operates isotope enrichment facilities in Pretoria, South Africa, focused on the enrichment of low atomic mass elements, or light isotopes. For more information, please visit www.aspisotopes.com.

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About Renergen Limited

Renergen Limited, a subsidiary of ASP Isotopes Inc., is a company incorporated under the laws of the Republic of South Africa whose principal asset is its 94.5% equity ownership in Tetra4 Proprietary Limited. Tetra4 Proprietary Limited holds an onshore petroleum production right and engages in the production and liquefaction of natural gas and the exploration and development of helium resources at the Virginia Gas Plant located in Free State Province, South Africa.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might,” and words of a similar nature. Examples of forward-looking statements include, among others but are not limited to, the anticipated production quantities and timing for the commencement of commercial supply of helium and LNG upon completion of Phase 1 and 2 of the Renergen helium project, the anticipated progress and timing for completion of Phase 1 and 2 of the Renergen helium project, the ability to fund completion of the development of the Renergen helium project, the impact of the conflict in the Middle East and the closure of the Strait of Hormuz on the helium market, and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of helium and LNG, future performance under contracts, and our strategies for Renergen Helium Project development, engaging with potential customers, market position, and financial results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results, financial condition, and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. You are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to: the outcomes of various strategies and projects undertaken by the Company; the potential impact of laws or government regulations or policies in South Africa, the United Kingdom or elsewhere; regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and future growth; our reliance on the efforts of third parties; our ability to complete the construction and commissioning of our enrichment plants or to commercialize isotopes using the ASP technology or the Quantum Enrichment Process; our ability to obtain regulatory approvals for the production and distribution of isotopes; our ability to complete Phase 1 and 2 of the Renergen helium project; the financial terms of any current and future commercial arrangements; our ability to complete certain transactions and realize anticipated benefits from acquisitions and contracts; our ability to comply with the terms of the loan and credit facilities of Renergen's subsidiary Tetra4; the ability of the Company and its subsidiaries to retain and hire key personnel; the volatility of LNG and liquid helium prices; our success in discovering, estimating and developing natural gas and helium reserves; actions of competitors or regulators; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; the amount and timing of future development costs; uncertainties inherent in estimating quantities of natural gas and helium reserves and projecting future rates of production and timing of development activities; risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; dependence on our Intellectual Property (IP) rights, certain IP rights of third parties; the competitive nature of our industry; the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any amendments thereto and in the company’s subsequent reports and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. No information in this press release should be interpreted as an indication of future success, revenues, results of operation, or stock price. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

Contact

IR@ASPIsotopes.com

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